As filed with the Securities and Exchange Commission on November 7, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT
under
the Securities Act of 1933

USD PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	30-0831007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

811 Main Street, Suite 2800
Houston, Texas 77002
(281) 291-0510
(Address of Principal Executive Offices)

AMENDED AND RESTATED
USD PARTNERS LP 2014 LONG-TERM INCENTIVE PLAN
(Full title of plan)

Adam K. Altsuler
Senior Vice President and Chief Financial Officer
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002
(281) 291-0510
(Name and address of agent for service)

Copies to:
Keith Benson
General Counsel
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002
(281) 291-0510
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Units representing limited partner interests	2,000,000	$10.69	$21,380,000	$2,591.26

(1)
Represents the common units representing limited partner interests (“Common Units”) of USD Partners LP issuable pursuant to the USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”) being registered hereby.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the Plan.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The price for the Common Units being registered hereby is based on a price of $10.69, which is the average high and low trading prices per Common Unit as reported by the NYSE on November 6, 2018.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
USD Partners GP LLC (the “General Partner”) will provide all participants in the USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”) with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, USD Partners LP (the “Registrant”) has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
REGISTRATION OF ADDITIONAL SECURITIES
Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is filing this registration statement to register an additional 2,000,000 common units representing limited partner interests (“Common Units”) of the Registrant issuable pursuant to the USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”) not previously registered, including awards that may be issued after the date of this registration statement.
The contents of the registration statement on Form S-8 of the Registrant (SEC File No. 333-201275), filed on December 29, 2014, relating to the Plan are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this registration statement.
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 9, 2018
(b)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 8, 2018;
(c)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the Commission on August 7, 2018;
(d)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed with the Commission on November 6, 2018; and
(e)The description of the Registrant’s common units representing limited partner interests contained in the Registrant’s registration statement on Form 8-A (File No. 001-36674) filed with the Commission on October 1, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating, changing or modifying such description.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit
No.    Description

3.1
Certificate of Limited Partnership of USD Partners LP (incorporated by reference to Exhibit 3.1 to USD Partners LP’s registration statement on Form S-1, as amended (File No. 333-198500), initially filed with the Commission on August 29, 2014).

3.2
Second Amended and Restated Agreement of Limited Partnership of USD Partners LP dated October 15, 2014, by and between USD Partners GP LLC and USD Group LLC (incorporated by reference herein to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36674) filed on October 21, 2014).

4.1
USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to USD Partners LP’s Annual Report on Form 10-K filed with the Commission on March 9, 2018).

5.1*    Opinion of General Counsel of USD Partners GP LLC as to the legality of the securities being registered.
23.1*    Consent of BDO USA, LLP.
23.2*    Consent of General Counsel of USD Partners GP LLC (included in Exhibit 5.1).
24.1*    Power of Attorney (included on the signature page hereof).

•	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2018.

USD PARTNERS LP (Registrant)

By:	USD Partners GP LLC, its General Partner

By:	/s/ Adam Altsuler
Adam Altsuler Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel K. Borgen, Adam K. Altsuler and Keith Benson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on November 7, 2018.

Name	Title
/s/ Daniel K. Borgen	Chairman of the Board and Chief Executive Officer and President
Daniel K. Borgen	(Principal Executive Officer)

/s/ Adam Altsuler	Senior Vice President, Chief Financial Officer
Adam Altsuler	(Principal Financial Officer)

/s/ Jay Stanford	Vice President, Chief Accounting Officer
Jay Stanford	(Principal Accounting Officer)

/s/ Schuyler Coppedge	Director
Schuyler Coppedge

/s/ Mike Curry	Director
Mike Curry

/s/ Douglas W. Kimmelman	Director
Douglas W. Kimmelman

/s/ Thomas K. Lane	Director
Thomas K. Lane

/s/ Jane A. O’Hagan	Director
Jane A. O’Hagan

/s/ Brad Sanders	Director
Brad Sanders

/s/ Stacy Smith	Director
Stacy Smith

/s/ Jeff Wood	Director
Jeff Wood

Exhibit Index

Exhibit
No.    Description

3.1
Certificate of Limited Partnership of USD Partners LP (incorporated by reference to Exhibit 3.1 to USD Partners LP’s registration statement on Form S-1, as amended (File No. 333-198500), initially filed with the Commission on August 29, 2014).

3.2
Second Amended and Restated Agreement of Limited Partnership of USD Partners LP dated October 15, 2014, by and between USD Partners GP LLC and USD Group LLC (incorporated by reference herein to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36674) filed on October 21, 2014).

4.1
USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to USD Partners LP’s Annual Report on Form 10-K filed with the Commission on March 9, 2018).

5.1*	Opinion of General Counsel of USD Partners GP LLC as to the legality of the securities being registered.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of General Counsel of USD Partners GP LLC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereof).

* Filed herewith.